Exhibit (a)(1)(C)

 Rocket Pharma’s Stock Option Exchange ProgramEmployee Information Session  April 27, 2026

 Equity Compensation 101  Equity compensation is a component of Rocket’s total rewards package that gives employees ownership in the company aligning their financial upside with the company’s long-term performance and value creation.  *In 2025, we transitioned from a 50/50 mix of stock options and RSUs to 100% RSU-based equity grants for the general employee population

 Understanding Stock Options  Stock Options are a type of equity award that gives you the right to buy shares of Rocket stock at a fixed for a set period of time. This period is called the "term.” This fixed price is called the “grant price,” “strike price” or “exercise price”  Stock Option value is determined by comparing the current price of Rocket’s stock to the grant price of your award  “Underwater” stock options are stock options where the current share price is below your grant price, so they have no current exercise value  Example  If you have 1,000 options with a $28.71 grant price  If Rocket’s stock price is $3.00, your options are “underwater”  If Rocket’s stock price is $35.00, your options have value  1,000 options x ($35.00 current price - $28.71 grant price) = $6,290.00

 Overview: Opportunity to Refresh Equity Value for the Long-Term  Why are we proposing an Option Exchange program?   Equity is a core part of our total rewards philosophy, designed to connect employees directly to Rocket’s long-term success. This program is a targeted step to reinforce that connection.  Market movements in our share price have resulted in some employees holding stock option grants that are currently “underwater” (shares with an exercise price above the current stock price).  This is a rare, deliberate action to re-engage and re-incentivize employees as key stakeholders in the company’s future.  Our aim is to ensure equity once again serves as a meaningful driver of performance, retention, and focus on critical company priorities.  This program is contingent upon shareholder approval at the annual meeting on May 20, 2026.  What is an Option Exchange?  The Option Exchange allows eligible employees to voluntarily exchange eligible outstanding stock options that have exercise prices equal to or greater than $3.52 for new options covering a lesser number of shares, which we refer to as “New Options.”   Option Exchange Period: elections must be made on or before 3:59 p.m., Eastern Time, on May 26, 2026

 Rocket’s Stock Option Exchange Terms  All employees with outstanding* stock options granted prior to 2025 with a grant price equal to or above $3.52 are eligible for this program  Must be actively employed on the New Option Grant Date to be eligible.  Employees who have been notified of a future termination date on or before the New Option Grant Date are not eligible.  Executive officers at or above the EVP-level , our Board of Directors, advisors, consultants, and former employees are not eligible.  Exchanges are made at the grant level. You must exchange your entire grant or none of it.  RSUs are not eligible for exchange.  Eligibility  *Outstanding = vested & unexercised or unvested  Grant Price  New Options will have a grant price equal to the closing price of Rocket’s stock on the New Option Grant Date.  Grant Date  The New Option Grant Date is anticipated to be May 26, 2026.  Stock Option Type  New Options will be granted as non-qualified stock options, even if your surrendered Eligible Options were incentive stock options.

 Rocket’s Stock Option Exchange Terms  Vesting  All New Options will be subject to additional vesting requirements.   Eligible Options that were vested prior to exchange will have a new 1-year vesting schedule  100% vest on the 1st anniversary of the New Option Grant Date  Eligible Options that were unvested prior to exchange will have a new 2-year vesting schedule  50% vest on the 1st anniversary of the New Option Grant Date  Remaining 50% vest on the 2nd anniversary of the New Option Grant Date  Term  All New Options will be subject to updated expiration terms.   New Options will have a term date equal to the later of   The original expiration date, or  Five years from the New Option Grant Date   Exchange Ratios  The grant price of your original stock option award determines how many eligible options need to be traded in for each new one  Options with a higher original grant price require more to be traded in for each new option  Grant Price  Exchange Ratio  (Eligible Optionsto New Options)  $3.52 to $10.68  1.30 to 1  $10.69 to $20.03  1.80 to 1  $20.04 to $30.00  2.00 to 1  $30.01 to $56.48  2.70 to 1  $56.49 to $62.32  4.20 to 1

 Exchange Ratios - Example  This example grant is eligible for an exchange ratio of 2:1  This means you must return 2 eligible options to receive 1 new option  How were the exchange ratios determined?  The number of new options you are eligible to receive was calculated so their total fair value is roughly equal to the fair value of the old options being exchanged.   The more underwater an option is, the more you need to exchange for each new, lower-priced option.  For simplicity, grant prices were grouped into ranges, so all grants in that price range get the same exchange ratio  Eligible Option Grant   (Pre-Exchange)  New Option Grant   (Post-Exchange)  Grant Date  March 4, 2024  May 26, 2026  Grant Price  $28.71  Closing RCKT share price on May 26, 2026  Total # of Stock Options  1,000  500

 Vesting Requirements – Example   New Vesting Dates  # of Options  May 26, 2027  417  May 26, 2028  83  Eligible Option Grant   (Pre-Exchange)  New Option Grant   (Post-Exchange)  Grant Date  March 4, 2024  May 26, 2026  Grant Price  $28.71  Closing RCKT share price on May 26, 2026  Total # of Stock Options  1,000  500  Vesting  666 vested  334 unvested  Formerly vested:333 vesting after 1 year  Formerly unvested:84 vesting after 1 year83 vesting after 2 years  Fully Vested  March 4, 2027  May 26, 2028  Eligible Options that were vested prior to exchange will vest 100% on the 1st anniversary of the New Option Grant Date  Eligible Options that were unvested prior to exchange will vest 50% on the 1st anniversary of the New Option Grant Date and 50% on the 2nd anniversary

 Should I participate in the Option Exchange Program?  As you consider whether to participate and which, if any, of your outstanding stock option grants to exchange, here are some key factors to help you make a decision that’s right for you:  Relative stock option value (current vs. new grants)  Compare the value of your existing stock options to potential new options across different stock price scenarios.  Rocket’s future stock performance  Consider what you believe the outlook is on Rocket’s future.   Your personal financial goals  Think about what matters the most for you. Consider your financial priorities, long term goals, and risk tolerance.

 How can I Participate?  Participation is voluntary! If you choose to participate, you must take the following action on or before 3:59 p.m., Eastern Time, on May 26, 2026:  Click on the link to the Option Exchange website in the email you received from the Option Exchange website (exchange.awardtraq.com ) on April 27, 2026.   Log in to the Option Exchange website using the login instructions provided to you in that email.  Proceed through to the election page. You will be provided with personalized information regarding each Eligible Option grant you hold.  Make your selection next to each of your Eligible Option grants to indicate which Eligible Option grants you choose to tender in the Option Exchange by selecting “Exchange for new at-the-money stock options” or choose not to tender in the Option Exchange by selecting “Keep your current stock options.”   After reviewing, acknowledging and agreeing to the terms and conditions stated on the confirmation page and in the Option Exchange documents, submit your election.   Upon submitting your election, a confirmation statement will be generated by the Option Exchange website.   Print and keep a copy of the confirmation statement for your records. A copy of the confirmation statement will also be sent to your email.   It is your responsibility to confirm that we have received your correct election before the deadline. If you do not receive a confirmation, please email people@rocketpharma.com.

 Important Dates and Resources  Important Dates  Subject to change and to stockholder approval on May 20, 2026  Exchange window opens: Monday, April 27, 2026  Exchange window closes: 3:59 p.m. Eastern time on Tuesday, May 26, 2026  New Grant Date & Price for New Options: Tuesday, May 26, 2026; closing price on this day  Resources:  Fact Sheet   Frequently Asked Questions   people@rocketpharma.com

 Important Disclaimers  Rocket cannot advise you on what to do – this is a financial decision that is entirely yours  The Option Exchange is regulated by the SEC and there are strict guidelines  If you ask for advice, we are required to say “read through your materials” / “speak with your advisor”  If you have questions, email people@rocketpharma.com  You must complete your tender offer on time  The tender offer closes on May 26, 2026 at 3:59 pm eastern time  You will receive an e-mail confirmation with your elections – keep this for your records  This is a one-time event and will only be available between April 27, 2026 and May 26, 2026